Exhibit 99.1

LuxUrban Hotels Inc. Reiterates 2022 Full Year Net Rental Revenue and EBITDA Guidance

Announces Scheduled Openings of The Tuscany in New York City

and Townhouse Hotel in Miami

MIAMI, FL - January 18, 2023 - LuxUrban Hotels Inc. (Nasdaq: LUXH) (or “the Company”), which utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities, announced today that it is reiterating full year 2022 net rental revenue and EBITDA guidance of $42-$46 million and $7-$9 million, respectively. The Company also announced that it expects to commence operations at The Tuscany in New York City and the Townhouse Hotel in Miami Beach the week of January 23, 2023. Each of these properties will be powered by the Company’s consumer facing LuxUrbanTM brand.

Inclusive of The Tuscany and Townhouse Hotel, LuxUrban operates 15 short-term stay hotels, under long-term Master Lease Agreements (“MLA”), located in Miami, New York City, Washington, D.C., and New Orleans.

The Tuscany’s 124 rooms offer spacious accommodations and generous amenities, including hardwood entryways in all rooms, corner studios with an abundance of natural light, and multiple suites with signature views of the Chrysler Building and Empire State Building. Located just steps from the beach, the Townhouse Hotel is a 70-unit hotel located in Miami’s South Beach. The property offers freshly remodeled Standard, Superior and Penthouse accommodations reflecting a chic combination of European style and Miami Beach flair, and a warm and hospitable staff.

“We are proud of our accomplishments in 2022 and excited about the opportunities that we are pursuing in 2023,” said Brian Ferdinand, Chairman and CEO. “We are committed to delivering long-term shareholder value by executing our proven and scalable growth strategy. To that end, we are continuing to manage a robust pipeline of hotel properties in current markets and new destination cities and expect to announce the addition of at least 4-6 properties to our portfolio during Q1 2023.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities. The Company’s future growth focuses primarily on seeking to create “win-win” opportunities for owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing LuxUrban Hotels favorable operating margins. LuxUrban Hotels operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of third-party sales and distribution channels, and the Company’s own online portal. Guests at the LuxUrban Hotels properties are provided high quality service under the Company’s consumer brand, LuxUrbanTM.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the financial guidance for 2022, scheduled property openings, expected closing of noted lease transactions and continued closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in the prospectus forming part of the Company’s effective Registration Statement on Form S-1 (File No. 333-267821). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. The financial projections provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

CONTACT
LuxUrban Hotels Inc.	The Equity Group Inc.
Shanoop Kothari	Devin Sullivan
Chief Financial Officer	Managing Director
shanoop@luxurbanhotels.com	(212) 836-9608
dsullivan@equityny.com

David Shayne
Analyst
(212) 836-9628
dshayne@equityny.com